Exhibit 99.1

Nkarta Reports Second Quarter 2025 Financial Results and Corporate Highlights

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Initial update for NKX019 in multiple autoimmune indications expected in second half of 2025
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Cash balance of $334.0 million on June 30, 2025, including cash, cash equivalents and investments, expected to fund operations into 2029

SOUTH SAN FRANCISCO, Calif., August 12, 2025 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies, today reported financial results for the second quarter and year ended June 30, 2025.

“We remain focused on the execution of our clinical trials and continue to believe in the differentiated potential of NK cell therapy to address unmet needs in the treatment of autoimmune diseases,” said Paul J. Hastings, CEO of Nkarta. “Welcoming Dr. Rose and other key new members of our clinical team with rheumatology experience has provided us with world-class medical expertise to inform our ongoing enrollment of patients across our clinical studies and investigator-sponsored trials. Dr. Rose’s track record as a seasoned rheumatologist, immunologist and accomplished drug developer in the autoimmune space will be invaluable as we continue to advance our NKX019 clinical trial programs.”

NKX019 Clinical Program Progress and Upcoming Milestones

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NKX019 clinical programs in autoimmune diseases continue to enroll patients. This includes Ntrust-1, Ntrust-2 and two investigator-sponsored trials.
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Preliminary data from the Ntrust-1 and Ntrust-2 clinical trials is planned for release in the second half of 2025.

Other Corporate Updates

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Shawn Rose, M.D. Ph.D, was appointed Chief Medical Officer and Head of Research and Development in June 2025. In previous roles with Johnson & Johnson, BMS and emerging biopharma companies, Dr. Rose brought forward more than a dozen programs from discovery into clinical development, and he has developed multiple pioneering approved medicines for autoimmune conditions.

Second Quarter 2025 and Recent Financial Highlights

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Nkarta had cash, cash equivalents, restricted cash, and investments in marketable securities of $334.0 million as of June 30, 2025.
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Research and development (R&D) expenses were $20.8 million for the second quarter of 2025. Non-cash stock-based compensation expense included in R&D expense was $0.9 million for the second quarter of 2025.
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General and administrative (G&A) expenses were $6.4 million for the second quarter of 2025. Non-cash stock-based compensation expense included in G&A expense was $1.2 million for the second quarter of 2025.
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Net loss was $23.0 million, or $0.31 per basic and diluted share, for the second quarter of 2025. This net loss includes non-cash charges of $3.4 million that consisted primarily of share-based compensation and depreciation expenses.

Financial Guidance

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Nkarta expects its current cash and cash equivalents will be sufficient to fund its current operating plan into 2029.

About the Ntrust℠ Clinical Trials in Autoimmune Disease

Ntrust-1 (NCT06557265) and Ntrust-2 (NCT06733935) are multi-center, open label, dose escalation clinical trials that build on academic studies of durable, drug-free remissions in patients with autoimmune disease after CD19-targeted cell therapy. Both trials will assess the safety of NKX019 in people living with autoimmune diseases as well as its ability to enable long-term remissions via a “reset” of the immune system through the elimination of pathogenic B cells.

Ntrust-1 is initially enrolling up to 24 patients with lupus nephritis or primary membranous nephropathy. Ntrust-2 is initially enrolling up to 36 patients with systemic sclerosis, idiopathic inflammatory myopathy, or ANCA-associated vasculitis.

In both studies, patients receive a three-dose cycle of NKX019 on Days 0, 3, and 7 following lymphodepleting conditioning with either fludarabine and cyclophosphamide or cyclophosphamide alone. Leveraging the engineering of NKX019, no patients in either trial will receive supplemental cytokines or antibody-based therapeutics. This approach is designed to evaluate the single-agent activity of NKX019 and facilitate a more rapid path to regulatory approval. Patients in Ntrust-1 may also receive additional cycles, if necessary, to restore response.

About the Investigator-Sponsored Clinical Trial of NKX019 for Generalized Myasthenia Gravis
The single-arm, open-label Phase 1 investigator-sponsored clinical trial is designed to enroll patients with generalized myasthenia gravis and will evaluate safety and clinical outcomes. Translational and biomarker studies, including autoantibodies, cytokine profiles and pharmacokinetics are planned. Patients receive 3 doses of NKX019 following lymphodepletion. The clinical trial is being co-led by Ali A. Habib, M.D., Clinical Professor of Neurology at the University of California, Irvine, and other investigators.

About the Investigator-Sponsored Clinical Trial of NKX019 for Systemic Lupus Erythematosus

The single-center, single-arm, open-label Phase 1 investigator-sponsored clinical trial (NCT06518668) is designed to enroll up to 6 patients with systemic lupus erythematosus, regardless of renal involvement, and will evaluate safety and clinical outcomes in a potentially different population than Ntrust-1. Translational and biomarker studies, including autoantibodies, cytokine profiles and pharmacokinetics are planned. Patients receive 3 doses of NKX019 following lymphodepletion. The clinical trial is being led by Anca D. Askanase, M.D., M.P.H., Director, Lupus Center at Columbia University Irving Medical Center and the Director of Rheumatology Clinical Trials.

About NKX019

NKX019 is an allogeneic, cryopreserved, off-the-shelf immunotherapy candidate that uses natural killer (NK) cells derived from the peripheral blood of healthy adult donors. It is engineered with a humanized CD19-directed chimeric antigen receptor (CAR) for enhanced cell targeting and a proprietary, membrane-bound form of interleukin-15 (IL-15) for greater persistence and activity without exogenous cytokine support. CD19 is a biomarker for normal B cells as well as those implicated in autoimmune disease. Nkarta is evaluating NKX019 in multiple autoimmune conditions.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies for autoimmune diseases. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies, Nkarta is building a pipeline of future cell therapies engineered for deep therapeutic activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, statements concerning Nkarta’s expectations regarding any or all of the following: Nkarta’s position, plans, strategies, and timelines for the continued and future clinical development and commercial potential of NKX019 (including the plans for Nkarta’s investigator-sponsored clinical trials, the future availability and disclosure of clinical data and other updates from Nkarta’s clinical trials, and the regulatory pathway for NKX019); the therapeutic potential, accessibility, tolerability, advantages, and safety profile of NK cell therapies, including NKX019 for the treatment of autoimmune diseases, such as lupus, primary membranous nephropathy, systemic lupus erythematosus, systemic sclerosis, myositis, vasculitis, and myasthenia gravis; and Nkarta’s expected cash runway.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the clinical success of NKX019; that Nkarta may be delayed in initiating, enrolling patients in or completing its clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; and the success of Nkarta’s recent (and any future) cost containment measures.

These and other risks and uncertainties are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses
Research and development	$20,778	$23,130	$44,950	$48,367
General and administrative	6,408	7,585	18,800	15,110
Total operating expenses	27,186	30,715	63,750	63,477
Loss from operations	(27,186)	(30,715)	(63,750)	(63,477)
Other income, net:
Interest income	3,970	5,724	8,346	8,970
Other income (expense), net	239	(2)	444	(4)
Total other income, net	4,209	5,722	8,790	8,966
Net loss	$(22,977)	$(24,993)	$(54,960)	$(54,511)

Net loss per share, basic and diluted	$(0.31)	$(0.34)	$(0.74)	$(0.88)
Weighted average shares used to compute net loss per share, basic and diluted	73,977,625	73,494,523	73,947,220	62,088,495

Nkarta, Inc.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash, cash equivalents, restricted cash and investments	$334,041	$380,489
Property and equipment, net	70,341	74,658
Operating lease right-of-use assets	35,076	36,014
Other assets	8,854	10,042
Total assets	$448,312	$501,203
Liabilities and stockholders' equity
Accounts payable, accrued and other liabilities	$12,102	$12,954
Operating lease liabilities	78,542	80,273
Total liabilities	90,644	93,227
Stockholders’ equity	357,668	407,976
Total liabilities and stockholders’ equity	$448,312	$501,203

Nkarta Media/Investor Contact:

Nadir Mahmood

Nkarta, Inc.

nmahmood@nkartatx.com